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                                                                     EXHIBIT 3.7

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             FICON TECHNOLOGY, INC.

To:  The Department of the Treasury
     State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

          FIRST: The name of the corporation (hereinafter called the "corporation") is

                             FICON TECHNOLOGY, INC.

          SECOND: The corporation is organized for the following purpose or purposes:

          To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

          THIRD: The aggregate number of shares which the corporation shall have authority to issue is 1,000, all of which are of a par value of $0.01 each, and all of which are of the same class.

          FOURTH: The address of the initial registered office of the corporation within the State of New Jersey is c/o Corporation Service Company, 830 Bear Tavern Road, West Trenton, New Jersey 08628; and the name of the initial registered agent at such address is Corporation Service Company.

          FIFTH: The number of directors constituting the current Board of Directors of the corporation is one; and the name and the address of the person who serves as director of the corporation is as follows:

NAME            ADDRESS
----            -------
Armando Geday   100 Schulz Drive
                Red Bank, New Jersey 07701

          SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the

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     President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

          2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination the cause exists for removal.

          3. The corporations shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any other applicable provision of law.

          4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7(3) of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

          EIGHTH: The duration of the corporation is to be perpetual.

Signed on January 28, 2000


                                        /s/ Robert McMullan
                                        ---------------------------------------
                                        Robert McMullan
                                        Vice President


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